Exhibit 5.1

May 5, 2005

Board of Directors
Arbitron Inc.
142 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     We are acting as counsel to Arbitron Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the registration of an additional 1,665,000 shares of common stock, par value $0.50 per share, of the Company (the “Shares”), to be issued from time to time pursuant to the Company’s 1999 Stock Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	A copy of the Plan, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

3.	The Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

4.	The First Amended and Restated Bylaws of the Company, as amended, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

5.	Certain resolutions of the Board of Directors of the Company adopted at meetings held on February 24, 2004 and November 16-17, 2004, each as certified by an Assistant Secretary of the

Board of Directors
May 5, 2005

Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the authorization and approval of certain amendments to the Plan, the authorization of the Registration Statement, the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the documents submitted to us, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the aforesaid documents. This opinion letter is given, and all other statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following the (i) effectiveness of the Registration Statement, (ii) issuance of the Shares in the manner and on the terms described in the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the Plan and the resolutions of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid and nonassessable.

* * * *

     This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

Board of Directors
May 5, 2005

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.